[Form of Tax Opinion]

                         , 2012

Nuveen All-American Municipal Bond Fund 333 West Wacker Drive Chicago, Illinois 60606	Nuveen Tax Free Fund 333 West Wacker Drive Chicago, Illinois 60606

Nuveen Municipal Bond Fund 333 West Wacker Drive Chicago, Illinois 60606	Nuveen Municipal Bond Fund 2 333 West Wacker Drive Chicago, Illinois 60606

Re:	Reorganizations of Nuveen Tax Free Fund, Nuveen Municipal Bond Fund and Nuveen Municipal Bond Fund 2 into Nuveen All-American Municipal Bond Fund

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences of the reorganizations (each a “Reorganization” and collectively, the “Reorganizations”) by and among Nuveen Tax Free Fund (“Tax Free Fund”), a series of Nuveen Investment Funds, Inc., a Maryland corporation (the “Corporation”), Nuveen Municipal Bond Fund (“Municipal Bond Fund”), a series of Nuveen Municipal Trust, a Massachusetts business trust (the “Trust”), Nuveen Municipal Bond Fund 2 (“Municipal Bond Fund 2” and together with Tax Free Fund and Municipal Bond Fund, each an “Acquired Fund” and collectively, the “Acquired Funds”), a series of Nuveen Multistate Trust I, a Massachusetts business trust (“Multistate Trust I”), and Nuveen All-American Municipal Bond Fund (the “Acquiring Fund”), a series of the Trust. The Acquired Funds and the Acquiring Fund are each referred to herein as a “Fund.”

Each Reorganization contemplates the transfer of all the assets of the Acquired Fund to the Acquiring Fund solely in exchange for voting shares of beneficial interest, par value $0.01 per share, of the Acquiring Fund (“Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund. Thereafter, each Acquired Fund will distribute pro rata to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Acquired Fund and the Acquired Fund will be dissolved under state law. The foregoing will be accomplished pursuant to an Agreement and Plan of Reorganization, dated as of                     , 2012, entered into by the Corporation, on behalf of Tax Free Fund, the Trust, on behalf of the Acquiring Fund, and Nuveen Fund Advisors, Inc., the investment

Nuveen All-American Municipal Bond Fund

Nuveen Tax Free Fund

Nuveen Municipal Bond Fund

Nuveen Municipal Bond Fund 2

                    , 2012

adviser to the Funds (the “Adviser”); an Agreement and Plan of Reorganization, dated as of                     , 2012, entered into by the Trust, on behalf of Municipal Bond Fund and the Acquiring Fund, and the Adviser; and an Agreement and Plan of Reorganization, dated as of                     , 2012, entered into by Multistate Trust I, on behalf of Municipal Bond Fund 2, the Trust, on behalf of the Acquiring Fund, and the Adviser (each a “Plan” and collectively, the “Plans”).

In rendering this opinion, we have examined the Plans and have reviewed and relied upon representations made to us by duly authorized officers of the Corporation, on behalf of Tax Free Fund, the Trust, on behalf of Municipal Bond Fund and the Acquiring Fund, and Multistate Trust I, on behalf of Municipal Bond Fund 2, in letters dated                     , 2012. We have also examined such other agreements, documents and corporate records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

Our opinion with respect to each Reorganization is based, in part, on the assumption that such Reorganization will occur in accordance with the terms of the Plan for such Reorganization and the facts and representations set forth or referred to in this letter, and that such facts and representations, as well as the facts and representations set forth in the Plan, are accurate as of the date hereof and will be accurate on the effective date and at the time of the Reorganization (the “Effective Time”). You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the facts, representations and assumptions set forth or referred to herein.

For the purposes indicated above, and based upon the facts, assumptions and representations set forth or referred to herein, it is our opinion, with respect to each Reorganization, that for U.S. federal income tax purposes:

1. The transfer by the Acquired Fund of all its assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund, followed by the pro rata, by class, distribution of all the Acquiring Fund Shares so received by the Acquired Fund to the Acquired Fund’s shareholders of record in complete liquidation of the Acquired Fund and the dissolution of the Acquired Fund as soon as practicable thereafter, will constitute a “reorganization” within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Acquiring Fund and the Acquired Fund will each be “a party to a reorganization,” within the meaning of section 368(b) of the Code, with respect to the Reorganization.

Nuveen All-American Municipal Bond Fund

Nuveen Tax Free Fund

Nuveen Municipal Bond Fund

Nuveen Municipal Bond Fund 2

                    , 2012

2. No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of the Acquired Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund. (Section 1032(a) of the Code).

3. No gain or loss will be recognized by the Acquired Fund upon the transfer of all its assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares so received to the Acquired Fund’s shareholders solely in exchange for such shareholders’ shares of the Acquired Fund in complete liquidation of the Acquired Fund. (Sections 361(a) and (c) and 357(a) of the Code).

4. No gain or loss will be recognized by the Acquired Fund’s shareholders upon the exchange, pursuant to the Reorganization, of all their shares of the Acquired Fund solely for Acquiring Fund Shares. (Section 354(a) of the Code).

5. The aggregate basis of the Acquiring Fund Shares received by each Acquired Fund shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Acquired Fund shares exchanged therefor by such shareholder. (Section 358(a)(1) of the Code).

6. The holding period of the Acquiring Fund Shares received by each Acquired Fund shareholder in the Reorganization will include the period during which the shares of the Acquired Fund exchanged therefor were held by such shareholder, provided such Acquired Fund shares were held as capital assets at the Effective Time. (Section 1223(1) of the Code).

7. The basis of the assets of the Acquired Fund received by the Acquiring Fund will be the same as the basis of such assets in the hands of the Acquired Fund immediately before the Effective Time. (Section 362(b) of the Code).

8. The holding period of the assets of the Acquired Fund received by the Acquiring Fund will include the period during which such assets were held by the Acquired Fund. (Section 1223(2) of the Code).

Nuveen All-American Municipal Bond Fund

Nuveen Tax Free Fund

Nuveen Municipal Bond Fund

Nuveen Municipal Bond Fund 2

                    , 2012

Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganizations on the Acquired Funds, the Acquiring Fund or any Acquired Fund shareholder with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code) as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code.

FACTS

Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusions.

The Corporation, the Trust and Multistate Trust I have each been registered and operated, since they commenced operations, as open-end management investment companies under the Investment Company Act of 1940, as amended. Tax Free Fund is a separate series of the Corporation that is treated for federal income tax purposes as a separate corporation pursuant to section 851(g) of the Code. Each of Municipal Bond Fund and the Acquiring Fund is a separate series of the Trust that is treated for federal income tax purposes as a separate corporation pursuant to section 851(g) of the Code. Municipal Bond Fund 2 is a separate series of Multistate Trust I that is treated for federal income tax purposes as a separate corporation pursuant to section 851(g) of the Code. Each Fund has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which its respective Reorganization(s) occur(s), and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which its respective Reorganization(s) occur(s).

Upon satisfaction of certain terms and conditions set forth in the Plans on or before the Effective Time, the Acquiring Fund will acquire all the assets of each Acquired Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of each Acquired Fund. Thereafter, each Acquired Fund will distribute pro rata, by class, to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Acquired Fund and the Acquired Fund will be dissolved under state law. The assets of each Acquired Fund to be acquired by the Acquiring Fund consist of all property including, without limitation, all cash, securities, commodities, interests in futures, and dividends or interest receivables, owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund as of the closing date of its Reorganization.

Nuveen All-American Municipal Bond Fund

Nuveen Tax Free Fund

Nuveen Municipal Bond Fund

Nuveen Municipal Bond Fund 2

                    , 2012

Following the Reorganizations, the Acquiring Fund will continue each Acquired Fund’s historic business or use a significant portion of the Acquired Fund’s historic business assets in its business.

In approving a Reorganization, the Board of Directors of the Corporation, the Board of Trustees of the Trust and the Board of Trustees of Multistate Trust I (the “Boards”) determined that the Plan for such Reorganization and the transactions contemplated thereunder are in the best interests of its respective Fund and that the interests of the shareholders of its respective Fund will not be diluted as a result of its Reorganization(s). In making such determination, each Board considered the similarities and differences in the participating Funds’ investment objectives and principal investment strategies, each participating Fund’s relative investment performance, each participating Fund’s relative risks, each participating Fund’s relative size, and each participating Fund’s current expense ratio as compared to the anticipated effect of the Reorganizations on the Acquiring Fund’s expense ratio following the Reorganizations.

CONCLUSION

Based on the foregoing, it is our opinion with respect to each Reorganization that the transfer of all the assets of an Acquired Fund, pursuant to the Plan relating to such Reorganization, to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund followed by the complete liquidation and dissolution of the Acquired Fund as soon as practicable thereafter will qualify as a reorganization under section 368(a)(1) of the Code.

The opinions relating to each Reorganization set forth above with respect to (i) the nonrecognition of gain or loss to the Acquired Fund and the Acquiring Fund, (ii) the basis and holding period of the assets received by the Acquiring Fund, (iii) the nonrecognition of gain or loss to the Acquired Fund’s shareholders upon the receipt of the Acquiring Fund Shares and (iv) the basis and holding period of the Acquiring Fund Shares received by the Acquired Fund’s shareholders follow as a matter of law from the opinion that the transfers under each Plan will qualify as a reorganization under section 368(a)(1) of the Code.

The opinions expressed in this letter are based on the Code, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the positions of the Internal Revenue Service (the

Nuveen All-American Municipal Bond Fund

Nuveen Tax Free Fund

Nuveen Municipal Bond Fund

Nuveen Municipal Bond Fund 2

                    , 2012

“Service”) reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislative or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter or to notify you of any changes to such facts or law.

Our opinion is limited to those U.S. federal income tax issues specifically considered herein. We do not express any opinion as to any other federal tax issues, or any state, local or foreign tax law issues, arising from or related to the transactions contemplated by the Plans.

Although the discussion herein is based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

This opinion is furnished to each Fund solely for its benefit in connection with the Reorganization(s) in which it is participating and is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to shareholders of each Fund and they may rely on it with respect to their Fund’s Reorganization(s), it being understood that we are not establishing any attorney-client relationship with any shareholder of any of the Funds. This letter is not to be relied upon for the benefit of any other person.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement on Form N-14 (File No. 333-                    ) containing the Joint Proxy Statement/Prospectus relating to the Reorganizations filed by the Trust with the Securities and Exchange Commission on                     , 2012 (the “Registration Statement”) and to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Nuveen All-American Municipal Bond Fund

Nuveen Tax Free Fund

Nuveen Municipal Bond Fund

Nuveen Municipal Bond Fund 2

                    , 2012

Very truly yours,

VEDDER PRICE P.C.

FEDERAL TAX NOTICE: Treasury Regulations require us to inform you that any federal tax advice contained herein (including in any attachments and enclosures) is not intended or written to be used, and cannot be used by any person or entity, for the purpose of avoiding penalties that may be imposed by the Internal Revenue Service.